For Release Jan. 24, 2008	Contacts: Media: Tracy Kilgore
5:00 p.m. Eastern Time	423-224-0498 / tjkilgore@eastman.com
Investors: Greg Riddle
212-835-1620 / griddle@eastman.com

Eastman Announces Fourth-Quarter and Full-Year 2007 Results

KINGSPORT, Tenn., Jan. 24, 2008 – Eastman Chemical Company (NYSE:EMN) today announced earnings of $1.21 per diluted share for fourth quarter 2007 versus earnings of $1.12 per diluted share for fourth quarter 2006. Earnings per diluted share from continuing operations were $1.25 for fourth quarter 2007 compared with $1.26 for fourth quarter 2006.  Results from discontinued operations were a loss of $0.04 per diluted share for fourth quarter 2007 compared with a loss of $0.14 per diluted share for fourth quarter 2006.  For additional information about discontinued operations, see the "Discontinued Operations" section of this news release.  Excluding the items described below for both periods, fourth-quarter 2007 earnings from continuing operations were $1.27 per diluted share, while fourth-quarter 2006 earnings from continuing operations were $1.14 per diluted share.  For reconciliations to reported company and segment earnings, see Tables 3, 5, and 6 in the accompanying fourth-quarter and full-year 2007 financial tables.

            Included in the earnings from continuing operations before taxes for fourth quarter 2007 were accelerated depreciation costs of $12 million and reductions to previously recognized asset impairments and restructuring charges resulting in a gain of $4 million.  Fourth-quarter 2006 earnings from continuing operations before taxes included accelerated depreciation costs of $10 million, asset impairments and restructuring charges of $78 million, and other operating income of $68 million.

“Performance in the fourth quarter was solid, completing another strong year for the company," said Brian Ferguson, chairman and CEO. "Our last three years of earnings per share combined, excluding restructuring related items, is the best three year period of earnings in our history.  This is due to the impact of the strategic actions we have taken to improve results combined with the hard work of Eastman employees around the world to innovate, to serve our customers, and to safely and reliably operate our facilities.”

(In millions, except per share amounts)
	4Q2007	4Q2006	FY2007	FY2006
Sales Revenue	$1,737	$1,594	$6,830	$6,779
Earnings per diluted share from continuing operations	$1.25	$1.26	$3.84	$5.12
Earnings per diluted share from continuing operations	$(0.04)	$(0.14)	$(0.26)	$(0.21)
Net earnings per diluted share	$1.21	$1.12	$3.58	$4.94
Earnings per diluted share from continuing operations excluding accelerated depreciation costs, asset impairments and restructuring charges and other operating income*	$1.27	$1.14	$5.06	$5.21
Net cash provided by operating activities	$321	$376	$732	$609
*For reconciliations to reported company and segment earnings, see Tables 3, 5 and 6 in the accompanying fourth-quarter and full-year 2007 financial tables.

Sales revenue for fourth quarter 2007 was $1.7 billion, a 9 percent increase over fourth quarter 2006.  Fourth-quarter 2007 and fourth-quarter 2006 sales revenue included contract ethylene sales resulting from the fourth-quarter 2006 divestiture of the polyethylene business and sales from PET manufacturing facilities and related businesses in Mexico and Argentina divested in the fourth quarter 2007.  Fourth-quarter 2006 sales revenue also included sales from divested product lines.  Excluding these items for both periods, sales revenue increased 19 percent due to increased sales volume, higher selling prices in response to higher raw material and energy costs, and revenue from the licensing of acetyl technology.  For reconciliations to reported company and segment sales revenue, see Tables 4 and 5 in the accompanying fourth-quarter and year-end 2007 financial tables.

            Operating earnings in fourth quarter 2007 were $144 million compared with operating earnings in fourth quarter 2006 of $120 million. Excluding accelerated depreciation costs and reductions to previously recognized asset impairments and restructuring charges, fourth quarter operating earnings were $152 million.  Fourth-quarter 2006 operating earnings, excluding accelerated depreciation costs, asset impairments and restructuring charges, and other operating income were $140 million.  The increase in operating earnings was due to higher selling prices offsetting higher raw material and energy costs, earnings from licensing of acetyl technology, and lower general administrative costs.  The company's fourth-quarter 2007 raw material and energy costs increased by greater than $100 million compared with fourth quarter 2006.

Segment Results 4Q 2007 versus 4Q 2006

Coatings, Adhesives, Specialty Polymers and Inks– Sales revenue increased by 6 percent due to higher selling prices in response to higher raw material and energy costs, a favorable shift in product mix, and favorable foreign currency exchange rates.  Operating earnings declined due to higher raw material and energy costs which were partially offset by higher selling prices, a favorable shift in product mix, and favorable foreign currency exchange rates.

Fibers– Sales revenue increased by 25 percent due to higher sales volume and higher selling prices.  The higher sales volume was attributed to customer buying patterns for acetate tow product lines in the Asia Pacific region and the impact of favorable market conditions attributed to competitor outages.  The higher selling prices were mainly the result of efforts to offset higher raw material and energy costs, particularly for wood pulp.  Fourth-quarter 2007 operating earnings increased due to higher sales volume and higher selling prices.

Performance Chemicals and Intermediates– Sales revenue increased by 34 percent due primarily to higher sales volume, which was significantly impacted by contract ethylene sales resulting from the divestiture of the polyethylene business in fourth quarter 2006.  Excluding contract ethylene sales and divested product lines, PCI's sales revenue increased by 26 percent due to higher selling prices in response to higher raw material and energy costs, acetyl technology licensing revenue, and higher sales volume. Operating earnings, excluding asset impairments and restructuring charges and other operating charges in fourth quarter 2006 and accelerated depreciation costs in both periods, increased to $62 million in fourth quarter 2007 compared with $42 million in fourth quarter 2006.  Fourth-quarter 2007 operating earnings included $22 million of earnings from the licensing of acetyl technology for the production of acetic acid to the Chang Chun Petrochemical Company in Taiwan.  In addition, higher raw material and energy costs were offset by higher selling prices.

Performance Polymers– Sales revenue declined by 17 percent due primarily to the divestiture of both the polyethylene business in fourth quarter 2006 and the PET polymers manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007. Sales revenue from U.S. PET manufacturing sites increased by 39 percent due to higher sales volume in North America.  The higher sales volume was the result of increased operating rates of the company's South Carolina PET facility based on IntegRex™ technology.  Operating results for U.S. PET manufacturing sites in fourth quarter 2007 included accelerated depreciation costs of $9 million.  Operating results in fourth quarter 2006 included accelerated depreciation costs of $7 million and asset impairments and restructuring charges of $46 million. Excluding those items, operating results for U.S. PET manufacturing sites were a loss of $15 million in fourth-quarter 2007 compared with a loss of $9 million in fourth quarter 2006.  Operating results declined as higher sales volume from the company's South Carolina PET facility based on IntegRex™ technology was more than offset by continued high raw material and energy costs and costs associated with the transformation of the PET business.  For more information, see tables 4 and 5 in the accompanying fourth-quarter and full-year 2007 financial tables which include results from divested PET manufacturing facilities in Latin America.

Specialty Plastics– Sales revenue increased by 2 percent primarily due to a favorable shift in product mix, favorable foreign currency exchange rates, and higher selling prices, which were partially offset by lower sales volume. Sales volume declined as higher volumes in copolyester products were more than offset by a decline in demand for polyester products used in photographic and optical films. Fourth-quarter 2006 operating results included asset impairments and restructuring charges of $16 million and accelerated depreciation costs of $1 million. Excluding those items, operating earnings increased in fourth quarter 2007 compared with the year ago period as higher selling prices, favorable foreign currency exchange rates, and a favorable shift in product mix more than offset higher raw material and energy costs.

Corporate FY 2007 versus FY 2006

For full-year 2007, Eastman reported earnings of $3.58 per diluted share compared with full-year 2006 earnings of $4.91 per diluted share.  Earnings per diluted share from continuing operations were $3.84 for full-year 2007 compared with $5.12 for full-year 2006.  Results from discontinued operations were a loss of $0.26 per diluted share for full-year 2007 compared with a loss of $0.21 per diluted share for full-year 2006.  For additional information about discontinued operations, see the "Discontinued Operations" section of this news release.  Excluding the items described below for both periods, full-year 2007 earnings from continuing operations were $5.06 per diluted share, while full-year 2006 earnings from continuing operations were $5.21 per diluted share.  For reconciliations to reported company and segment earnings, see Tables 3, 5, and 6 in the accompanying fourth-quarter and full-year 2007 financial tables.

Included in the earnings from continuing operations before taxes for full-year 2007 were accelerated depreciation costs of $49 million and asset impairments and restructuring charges of $112 million. Full-year 2006 earnings from continuing operations before taxes included accelerated depreciation costs of $10 million, asset impairments and restructuring charges of $101 million, and other operating income of $68 million.

 Eastman's full-year 2007 sales revenue was $6.8 billion, a 1 percent year-over-year increase.  Full-year 2007 and full-year 2006 sales revenue included contract ethylene sales resulting from the fourth quarter 2006 divestiture of the polyethylene business and sales from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.  Full-year 2006 sales revenue also included sales from divested product lines.  Excluding these items from both periods, sales revenue increased 11 percent. The increase in sales revenue was due to increased sales volume and higher selling prices in response to higher raw material and energy costs.  For reconciliations to reported company and segment sales revenue, see Tables 4 and 5 in the accompanying fourth-quarter and year-end 2007 financial tables.

Operating earnings for full-year 2007 were $504 million compared with operating earnings for full-year 2006 of $654 million.  Excluding accelerated depreciation costs and asset impairments and restructuring charges, full-year 2007 operating earnings were $665 million.  Full-year 2006 operating earnings, excluding accelerated depreciation costs, asset impairments and restructuring charges, and other operating income, were $697 million.  The decline in operating earnings was primarily due to operating losses in the Performance Polymers segment.  In 2007, raw material and energy costs increased by approximately $250 million compared to the prior year.

Segment Results FY 2007 versus FY 2006

Coatings, Adhesives, Specialty Polymers and Inks– Sales revenue increased by 2 percent due to higher selling prices in response to higher raw material and energy costs, a favorable shift in product mix, and favorable foreign currency exchange rates, which were partially offset by lower sales volume.  The lower sales volume was primarily attributed to the divestiture of the company's Epolene product lines in fourth quarter 2006 and slightly lower sales volume for coatings product lines in North America.  Operating earnings, excluding asset impairments and restructuring charges in fourth quarter 2006, declined slightly, particularly for coatings product lines, as increased raw material and energy costs were partially offset by higher selling prices, a favorable shift in product mix, and favorable foreign currency exchange rates.

Fibers– Sales revenue increased by 10 percent due to higher selling prices and higher sales volume.  The higher selling prices were mainly the result of efforts to offset higher raw material and energy costs, particularly for wood pulp.  The increased sales volume was attributed to continued industry market growth in acetate tow product lines and competitor outages.  Full-year 2007 operating earnings increased to $238 million, which were the highest ever for the Fibers segment.  This compares with $226 million for full- year 2006.  The increased operating earnings were due to higher selling prices and increased sales volume.

Performance Chemicals and Intermediates– Sales revenue increased 26 percent due primarily to higher sales volume, which was significantly impacted by contract ethylene sales resulting from the divestiture of the polyethylene business in fourth quarter 2006.  Excluding contract ethylene sales and divested product lines, PCI's sales revenue increased by 17 percent due to higher sales volume and higher selling prices.  Operating earnings, excluding accelerated depreciation costs and reductions to previously recognized asset impairments and restructuring charges, increased to $238 million, which were PCI's best earnings, excluding restructuring related items, in 10 years.  This compares with $161 million in 2006, excluding accelerated depreciation, asset impairments and restructuring charges, and other operating charges.  The higher sales revenue and operating earnings were attributed to strong demand, particularly for olefin-based products and acetyl chemicals in Asia Pacific and the United States, and earnings from the licensing of acetyl technology for the production of acetic acid to the Chang Chun Petrochemical Company in Taiwan.

Performance Polymers– Sales revenue declined by 28 percent primarily due to the divestiture of both the polyethylene business in 2006 and the PET polymers manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.  Sales revenue from U.S. PET manufacturing sites increased by 12 percent due to higher sales volume in North America.  The higher sales volume was the result of increased operating rates of the company's South Carolina PET facility based on IntegRex™ technology.   For 2007, operating results for U.S. PET manufacturing sites included accelerated depreciation costs of $29 million and reductions to previously recognized asset impairments and restructuring charges resulting in a gain of $2 million.  Full-year 2006 operating earnings included accelerated depreciation costs of $7 million and asset impairments and restructuring charges of $46 million.  Excluding those items, operating results for U.S. PET manufacturing sites were a loss of $53 million in 2007 compared with a loss of $3 million in 2006. Operating results declined as higher sales volume from the company's low-cost South Carolina PET facility based on IntegRex ™ technology was more than offset by continued high raw material and energy costs and costs associated with the transformation of the PET business.  For more information see tables 4 and 5 in the accompanying fourth-quarter and full-year 2007 financial tables which include results from divested PET manufacturing facilities in Latin America.

Specialty Plastics– Sales revenue increased by 6 percent due to higher selling prices in response to higher raw material and energy costs. Sales volume increased slightly as higher volumes in copolyester products more than offset a decline in demand for polyester products used in photographic and optical films.  2007 operating earnings included asset impairments and restructuring charges of $1 million and accelerated depreciation costs of $1 million, and 2006 operating earnings included asset impairments and restructuring charges of $16 million and accelerated depreciation costs of $1 million. Excluding those items, operating earnings increased in 2007 compared with 2006 as higher selling prices and favorable foreign currency exchange rates more than offset increased raw material and energy costs.

Discontinued Operations

In fourth quarter 2007, the company entered into definitive agreements to sell its PET polymers and PTA manufacturing facilities in the Netherlands and the PET polymers manufacturing facility in the United Kingdom and related businesses.  During second quarter 2007, the company sold its PET polymers manufacturing facility in Spain. Because the company is exiting the PET business in the European region, results from sales of PET products manufactured at the Spain, the Netherlands, and United Kingdom sites are presented as discontinued operations and are therefore not included in results from continuing operations under generally accepted accounting principles.

 Cash Flow

Eastman generated $732 million in cash from operations in 2007 due primarily to strong net earnings and a reduction in working capital of $89 million. During the year, the company repurchased shares in the amount of $382 million at an average price of $64 per share and contributed $100 million to the U.S. defined benefit pension plan. Net debt for the company, defined as total borrowings less cash and cash equivalents, increased by $66 million during the year and totaled $719 million at year end.

Outlook

Commenting on the outlook for first quarter and full-year 2008, Ferguson said:  "The two most significant headwinds we will face during the year are the uncertain prospects for the U.S. and global economies and the volatility of raw materials and energy costs.  However, we will continue to benefit from the actions we have taken over the last several years to improve our profitability.  As a result, we expect first-quarter 2008 earnings per share to be above first-quarter 2007 earnings per share of $1.19, excluding gains and charges in both periods related to strategic decisions.  In addition, we expect full-year 2008 earnings per share to be similar to 2007 earnings per share of $5.06, excluding gains and charges in both periods related to strategic decisions."

Eastman will host a conference call with industry analysts on January 25 at 8:00 a.m. Eastern Time. To listen to the live webcast of the conference call, go to www.investors.eastman.com, Presentations. To listen via telephone, the dial-in number is (913) 981-5591, passcode number 2224171. A web replay will be available at www.investors.eastman.com, Presentations.  A telephone replay will be available continuously from 11:00 a.m. Eastern Time, January 25, to 12:00 a.m. Eastern Time, February 1, 2008, at 888-203-1112, passcode number 2224171.

            Eastman manufactures and markets chemicals, fibers and plastics worldwide. It provides key differentiated coatings, adhesives and specialty plastics products; is a major supplier of cellulose acetate fibers; and produces PET polymers for packaging. As a Responsible Care® company, Eastman is committed to achieving the highest standards of health, safety, environmental and security performance. Founded in 1920 and headquartered in Kingsport, Tenn., Eastman is a FORTUNE 500 company with 2007 sales of $6.8 billion and approximately 11,000 employees. For more information about Eastman and its products, visit www.eastman.com.
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Forward Looking Statements:This news release includes forward-looking statements concerning current expectations for future economic and business conditions; raw material and energy costs; costs of and improved financial performance from strategic decisions and actions; and earnings for first quarter and full-year 2008. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company's filings with the Securities and Exchange Commission, including the Form 10-Q filed for the third quarter 2007 and the Form 10-K to be filed for 2007, available on the Eastman web site at www.eastman.com in the Investors, SEC filings section.

EASTMAN CHEMICAL COMPANY – EMN	January 24, 2008
5:00 PM EDT

FINANCIAL INFORMATION - FOURTH QUARTER AND FULL YEAR 2007
January 24, 2008

For use in the Eastman Chemical Company Conference Call
at 8:00 AM (EDT), January 25, 2008.

During 2007, the company took strategic actions in its Performance Polymers segment for its underperforming polyethylene terephthalate ("PET") manufacturing facilities outside the United States. During second quarter 2007, the company sold its PET manufacturing facility in Spain.   In fourth quarter 2007, the company entered into definitive agreements to sell its PET polymers and purified terephthalic acid ("PTA") production facilities in the Netherlands and the United Kingdom and the related assets and businesses.  Because the company is exiting the PET business in the European region, results from sales of PET products manufactured at the Spain, the Netherlands, and United Kingdom facilities are presented as discontinued operations and are therefore not included in results from continuing operations for the company or the Performance Polymers segment under generally accepted accounting principles.

EASTMAN CHEMICAL COMPANY – EMN	January 24, 2008
5:00 PM EDT

TABLE 1 – STATEMENTS OF EARNINGS

	Fourth Quarter		Twelve Months
(Dollars in millions, except per share amounts)	2007	2006	2007	2006

Sales	$1,737	$1,594	$6,830	$6,779
Cost of sales	1,447	1,309	5,638	5,514
Gross profit	290	285	1,192	1,265

Selling, general and administrative expenses	110	117	420	423
Research and development expenses	40	38	156	155
Asset impairments and restructuring charges (gains), net	(4)	78	112	101
Other operating income, net	--	(68)	--	(68)
Operating earnings	144	120	504	654

Interest expense, net	15	17	62	77
Other income, net	(10)	(14)	(28)	(17)
Earnings from continuing operations before income taxes	139	117	470	594
Provision for income taxes from continuing operations	38	10	149	167
Earnings from continuing operations	$101	$107	$321	$427

Loss from discontinued operations, net of tax	(3)	(12)	(10)	(18)
Loss from disposal of discontinued operations, net of tax	--	--	(11)	--
Net earnings	$98	$95	$300	$409

Basic earnings per share
Earnings from continuing operations	$1.26	$1.28	$3.89	$5.20
Loss from discontinued operations	(0.04)	(0.14)	(0.26)	(0.22)
Basic earnings per share	$1.22	$1.14	$3.63	$4.98

Diluted earnings per share
Earnings from continuing operations	$1.25	$1.26	$3.84	$5.12
Loss from discontinued operations	(0.04)	(0.14)	(0.26)	(0.21)
Diluted earnings per share	$1.21	$1.12	$3.58	$4.91

Shares (in millions) outstanding at end of period	79.8	83.6	79.8	83.6

Shares (in millions) used for earnings per share calculation
Basic	80.5	83.0	82.8	82.1
Diluted	81.5	84.3	83.9	83.2

EASTMAN CHEMICAL COMPANY – EMN	January 24, 2008
5:00 PM EDT

TABLE 2A - SEGMENT SALES INFORMATION

	Fourth Quarter		Twelve Months
(Dollars in millions)	2007	2006	2007	2006
Sales by Segment
Coatings, Adhesives, Specialty Polymers, and Inks	$362	$343	$1,451	$1,421
Fibers	268	214	999	910
Performance Chemicals and Intermediates	536	399	2,095	1,659
Performance Polymers	343	416	1,413	1,971
Specialty Plastics	228	222	872	818
Total Sales by Segment	1,737	1,594	6,830	6,779
Other	--	--	--	--
Total Eastman Chemical Company	$1,737	$1,594	$6,830	$6,779

TABLE 2B – SALES REVENUE CHANGE

Fourth Quarter 2007 Compared to Fourth Quarter 2006
Change in Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks (1)	6%	-- %	2%	2%	2%
Fibers	25%	18%	6%	-- %	1%
Performance Chemicals and Intermediates (1)(2)	34%	16%	13%	4%	1%
Performance Polymers (1)(3)	(17) %	(19) %	1%	1%	-- %
Specialty Plastics	2%	(3) %	1%	2%	2%

Total Eastman Chemical Company	9%	1%	5%	2%	1%

Twelve Months 2007 Compared to Twelve Months 2006
Change in Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks (1)	2%	(5) %	3%	2%	2%
Fibers	10%	3%	6%	1%	-- %
Performance Chemicals and Intermediates (1)(2)	26%	24%	4%	(3) %	1%
Performance Polymers (1)(3)	(28) %	(28) %	-- %	-- %	-- %
Specialty Plastics	6%	1%	3%	1%	1%

Total Eastman Chemical Company	1%	(3) %	3%	-- %	1%

(1)  Included in 2006 sales revenue are revenues from sales of products of the divested Batesville, Arkansas manufacturing facility and related assets in the Performance Chemicals and Intermediates ("PCI") segment and of the divested polyethylene ("PE") and Epolene polymer businesses and related assets of the Performance Polymers and Coatings, Adhesives, Specialty Polymers, and Inks ("CASPI") segments.

(2) Included in 2007 sales revenue are contract ethylene sales resulting from the divestiture of the PE business. Refer to Table 4 for more information.

(3)  Included in 2007 and 2006 sales revenue are revenue from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.  Refer to Tables 4 and 5 for more information.

EASTMAN CHEMICAL COMPANY – EMN	January 24, 2008
5:00 PM EDT

TABLE 2C – SALES BY REGION

	Fourth Quarter		Twelve Months
(Dollars in millions)	2007	2006	2007	2006

Sales by Region
United States and Canada (1)(2)	$990	$945	$4,043	$4,221
Europe, Middle East, and Africa (1)	238	208	932	816
Asia Pacific	321	239	1,103	941
Latin America (1)(3)	188	202	752	801
	$1,737	$1,594	$6,830	$6,779

(1)  Included in 2006 sales revenue are revenues from sales of products of the divested Batesville, Arkansas manufacturing facility and related assets in the PCI segment and of the divested PE and Epolene polymer businesses and related assets of the Performance Polymers and CASPI segments.

(2) Included in 2007 and 2006 sales revenue are contract ethylene sales resulting from the divestiture of the PE business. Refer to Table 4 for more information.

 (3)  Included in 2007 and 2006 sales revenue are revenues from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.  Refer to Tables 4 and 5 for more information.

TABLE 2D – PERCENTAGE GROWTH IN SALES VOLUME BY REGION

	Fourth Quarter	Twelve Months
Regional sales volume growth
United States and Canada (1)(2)	2%	(1) %
Europe, Middle East, and Africa (1)	1%	4%
Asia Pacific	9%	2%
Latin America (1)(3)	(10) %	(8) %

(1)  Included in 2006 sales revenue are revenues from sales of products of the divested Batesville, Arkansas manufacturing facility and related assets in the PCI segment and of the divested PE and Epolene polymer businesses and related assets of the Performance Polymers and CASPI segments.

(2) Included in 2007 and 2006 sales revenue are contract ethylene sales resulting from the divestiture of the PE business. Refer to Table 4 for more information.

 (3)  Included in 2007 and 2006 sales revenue are revenues from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.  Refer to Tables 4 and 5 for more information.

EASTMAN CHEMICAL COMPANY – EMN	January 24, 2008
5:00 PM EDT

TABLE 3 - OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION, ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES (GAINS) AND OTHER OPERATING (INCOME) CHARGES

	Fourth Quarter		Twelve Months
(Dollars in millions)	2007	2006	2007	2006
Operating Earnings by Segment and Certain Items
Coatings, Adhesives, Specialty Polymers, and Inks
Operating earnings	$45	$53	$235	$229
Asset impairments and restructuring charges (gains)	--	5	(1)	13
Operating earnings excluding items	45	58	234	242

Fibers
Operating earnings	62	44	238	226
Asset impairments and restructuring charges	--	2	--	2
Operating earnings excluding items	62	46	238	228

Performance Chemicals and Intermediates
Operating earnings	59	24	220	132
Accelerated depreciation included in costs of goods sold	3	2	19	2
Asset impairments and restructuring charges (gains)	--	9	(1)	20
Other operating charges	--	7	--	7
Operating earnings excluding items	62	42	238	161

Performance Polymers
Operating earnings (loss)	(26)	15	(207)	68
Accelerated depreciation included in costs of goods sold	9	7	29	7
Asset impairments and restructuring charges (gains)	(2)	46	113	46
Other operating income	--	(75)	--	(75)
Operating earnings (loss) excluding items	(19)	(7)	(65)	46

Specialty Plastics
Operating earnings (loss)	16	(4)	65	46
Accelerated depreciation included in costs of goods sold	--	1	1	1
Asset impairments and restructuring charges	--	16	1	16
Operating earnings excluding items	16	13	67	63

Total Operating Earnings by Segment and Items
Total operating earnings	156	132	551	701
Total accelerated depreciation included in costs of goods sold	12	10	49	10
Total asset impairments and restructuring charges (gains)	(2)	78	112	97
Total other operating income, net	--	(68)	--	(68)
Total operating earnings excluding items	166	152	712	740

Other (1)
Operating loss	(12)	(12)	(47)	(47)
Asset impairments and restructuring charges (gains)	(2)	--	--	4
Operating loss excluding items	(14)	(12)	(47)	(43)

Total Eastman Chemical Company
Total operating earnings	$144	$120	$504	$654
Total accelerated depreciation included in costs of goods sold	12	10	49	10
Total asset impairments and restructuring charges (gains)	(4)	78	112	101
Total other operating income, net	--	(68)	--	(68)
Total operating earnings excluding items	$152	$140	$665	$697

(1)  Revenues and expenses not identifiable to an operating segment are not included in segment operating results and are shown as "other" operating losses

.
EASTMAN CHEMICAL COMPANY – EMN	January 24, 2008
5:00 PM EDT
Page 5

TABLE 4 – EASTMAN CHEMICAL COMPANY DETAIL OF SALES REVENUE

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2007	2007	2007	2007	2007

Sales Revenue	$1,637	$1,764	$1,692	$1,737	$6,830
Less: Performance Chemicals and Intermediates – contract ethylene sales (1)	70	74	84	86	314
Performance Polymers – PET sales from Mexico and Argentina manufacturing facilities (2)	125	110	90	88	413
Sales revenue excluding listed items	$1,442	$1,580	$1,518	$1,563	$6,103

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2006	2006	2006	2006	2006

Sales Revenue	$1,655	$1,751	$1,779	$1,594	$6,779

Less: Coatings, Adhesives, Specialty Polymers and Inks – divested product lines (3)	18	17	18	12	65
Performance Chemicals and Intermediates – divested product lines (3)	30	29	38	14	111
Performance Chemicals and Intermediates – contract ethylene sales (1)	--	--	--	27	27
Performance Polymers – divested product lines (3)	180	168	169	118	635
Performance Polymers – PET sales from Mexico and Argentina manufacturing facilities (2)	95	112	119	114	440
Sales revenue – excluding listed items	$1,332	$1,425	$1,435	$1,309	$5,501

(1) Included in 2007 and 2006 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the polyethylene businesses.

(2) Included in 2007 and 2006 sales revenue are revenues from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.  These sales are not considered discontinued operations due to the Performance Polymer segment's continuing involvement in the region and raw material sales to the divested facilities.

(3) Included in 2006 sales revenue are revenues from sales of products of the divested product lines of the company's Batesville, Arkansas manufacturing facility and related assets in the PCI segment and of the divested PE and Epolene polymer businesses and related assets of the Performance Polymers and CASPI segments.

EASTMAN CHEMICAL COMPANY – EMN	January 24, 2008
5:00 PM EDT

TABLE 5 – PERFORMANCE POLYMERS SEGMENT DETAIL OF SALES REVENUE, OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION, ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES (GAINS) AND OTHER OPERATING (INCOME) CHARGES

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2007	2007	2007	2007	2007

Sales revenue –PET product lines (1)	$348	$382	$340	$343	$1,413

Less: sales from Mexico and Argentina PET manufacturing facilities (2)	125	110	90	88	413
Sales revenue – U.S. PET manufacturing facilities	$223	$272	$250	$255	$1,000

Operating loss - PET product lines (1)(4)	$(32)	$(21)	$(128)	$(26)	$(207)

Less: operating loss from sales from Mexico and Argentina PET manufacturing facilities (2) (3)	--	(4)	(121)	(2)	(127)
Operating loss – U.S. PET manufacturing facilities (4)	$(32)	$(17)	$(7)	$(24)	$(80)

Operating loss excluding items - PET product lines (1)(4) (5)	$(25)	$(14)	$(7)	$(19)	$(65)

Less: operating loss excluding items from sales from Mexico and Argentina PET manufacturing facilities (2) (3) (6)	--	(4)	(4)	(4)	(12)
Operating loss excluding items –U.S. PET manufacturing facilities (4)(7)	$(25)	$(10)	$(3)	$(15)	$(53)

(1) During 2007, the Performance Polymers segment consisted primarily of the company's PET product lines, and also included various polymer intermediate derivatives.  The PE product lines were divested in 2006.

 (2)  Included in 2007 and 2006 sales revenue are revenues from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.  These sales are not presented as from discontinued operations due to the Performance Polymers segment's continuing involvement in the region and raw material sales to the divested facilities.

(3) Includes allocated costs consistent with the company’s historical practices, some of which may remain and could be reallocated to the remainder of the segment and other segments.
(4) Includes allocated costs not included in the discontinued operations, some of which may remain and could be reallocated to the remainder of the segment and other segments.

(5) Items are accelerated depreciation costs, asset impairments and restructuring charges (gains), and other operating income.  Asset impairments and restructuring charges (gains) were $1 million, $114 million and $(2) million in second, third and fourth quarters 2007, respectively.  Accelerated depreciation costs were $7 million, $6 million, $7 million and $9 million, first, second, third and fourth quarters 2007, respectively.

(6) Items are asset impairments and restructuring charges (gains) relating to the Mexico and Argentina PET manufacturing facilities, and were $117 million and $(2) million in third and fourth quarters 2007, respectively.

(7) Items are accelerated depreciation costs and asset impairments and restructuring charges (gains), related to U.S. PET manufacturing sites.  Asset impairment and restructuring charges (gains) were $1 million and $(3) million in second and third quarters 2007, respectively.  Accelerated depreciation costs were $7 million, $6 million, $7 million and $9 million, first, second, third and fourth quarters 2007, respectively.

[Table 5 continued next page]

EASTMAN CHEMICAL COMPANY – EMN	January 24, 2008
5:00 PM EDT

TABLE 5 – PERFORMANCE POLYMERS SEGMENT DETAIL OF SALES REVENUE, OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION, ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES (GAINS) AND OTHER OPERATING (INCOME) CHARGES (continued)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2006	2006	2006	2006	2006

Sales revenue	$497	$518	$540	$416	$1,971

Less: divested PE product lines (1)	180	168	169	118	635
Less: sales from Mexico and Argentina PET manufacturing facilities (2)	95	112	119	114	440
Sales revenue – U.S. PET manufacturing facilities	$222	$238	$252	$184	$896

Operating earnings (4)	$21	$14	$18	$15	$68

Less: divested PE product lines (1)(3)	23	15	15	83	136
Less: operating loss from sales from Mexico and Argentina PET manufacturing facilities (2)(3)	(1)	(3)	(2)	(6)	(12)
Operating earnings (loss) – U.S. PET manufacturing facilities (4)	$(1)	$2	$5	$(62)	$(56)

Operating earnings (loss) excluding items (4) (5)	$21	$14	$18	$(7)	$46

Less: divested PE product lines excluding items (1)(3)(6)	23	15	15	8	61
Less: operating loss from sales from Mexico and Argentina PET manufacturing facilities (2)(3)	(1)	(3)	(2)	(6)	(12)
Operating earnings (loss) excluding items –U.S. PET manufacturing facilities (4)(7)	$(1)	$2	$5	$(9)	$(3)

(1) PE product lines of the polyethylene businesses and related assets located at the Longview, Texas site which were sold in fourth quarter 2006.

(2)  Included in 2007 and 2006 sales revenue are revenues from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.  These sales are not presented as from discontinued operations due to the Performance Polymers segment's continuing involvement in the region and raw material sales to the divested facilities.

(3) Includes allocated costs consistent with the company’s historical practices, some of which may remain and could be reallocated to the remainder of the segment and other segments.
(4) Includes allocated costs not included in the discontinued operations, some of which may remain and could be reallocated to the remainder of the segment and other segments.

(5) Items are accelerated depreciation costs, asset impairments and restructuring charges (gains) and other operating income.  Asset impairments and restructuring charges were $46 million, accelerated depreciation costs were $7 million and operating income was $75 million for fourth quarter 2006.

(6) Items are other operating income from the sale of the PE businesses and related assets located at the Longview, Texas site which were sold in fourth quarter 2006, and which were $75 million in fourth quarter 2006.

 (7) Items are accelerated depreciation costs and asset impairments and restructuring charges (gains) related to U.S. PET manufacturing sites.  Asset impairments and restructuring charges were $46 million and accelerated depreciation costs were $7 million for fourth quarter 2006.

EASTMAN CHEMICAL COMPANY – EMN	January 24, 2008
5:00 PM EDT

TABLE 6 –OPERATING EARNINGS, EARNINGS, AND EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION

EARNINGS PER DILUTED SHARE FROM CONTINUING OPERATIONS EXCLUDING CERTAIN ITEMS

	Fourth Quarter2007
		Earnings from Continuing Operations
(Dollars in millions)	Operating Earnings	Before Tax	After Tax	Per Diluted Share

As reported	$144	$139	$101	$1.25

Certain Items:
Accelerated depreciation included in costs of goods sold	12	12	8	0.10
Asset impairments and restructuring charges (gains)	(4)	(4)	(6)	(0.08)
Excluding certain items	$152	$147	$103	$1.27

	Fourth Quarter2006
		Earnings from Continuing Operations
(Dollars in millions)	Operating Earnings	Before Tax	After Tax	Per Diluted Share

As reported	$120	$117	$107	$1.26

Certain Items:
Accelerated depreciation included in costs of goods sold	10	10	6	0.07
Asset impairments and restructuring charges (gains)	78	78	52	0.62
Other operating income	(68)	(68)	(68)	(0.81)
Excluding certain items	$140	$137	$97	$1.14

[Table 6 continued next page]

EASTMAN CHEMICAL COMPANY – EMN	January 24, 2008
5:00 PM EDT

TABLE 6 – OPERATING EARNINGS, EARNINGS, AND EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION (continued)

EARNINGS PER DILUTED SHARE FROM CONTINUING OPERATIONS EXCLUDING CERTAIN ITEMS

	Twelve Months2007
		Earnings from Continuing Operations
(Dollars in millions)	Operating Earnings	Before Tax	After Tax	Per Diluted Share

As reported	$504	$470	$321	$3.84

Certain Items:
Accelerated depreciation included in costs of goods sold	49	49	31	0.37
Asset impairments and restructuring charges (gains)	112	112	71	0.85
Excluding certain items	$665	$631	$423	$5.06

	Twelve Months2006
		Earnings from Continuing Operations
(Dollars in millions)	Operating Earnings	Before Tax	After Tax	Per Diluted Share

As reported	$654	$594	$427	$5.12

Certain Items:
Accelerated depreciation included in costs of goods sold	10	10	6	0.07
Asset impairments and restructuring charges (gains)	101	101	69	0.84
Other operating income	(68)	(68)	(68)	(0.82)
Excluding certain items	$697	$637	$434	$5.21

EASTMAN CHEMICAL COMPANY – EMN	January 24, 2008
5:00 PM EDT

TABLE 7 – STATEMENTS OF CASH FLOWS

	Twelve Months
(Dollars in millions)	2007	2006

Cash flows from operating activities
Net earnings	$300	$409

Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	327	308
Gain on sale of assets	(8)	(74)
Asset impairments	138	62
Provision (benefits) for deferred income taxes	(9)	7
Changes in operating assets and liabilities:
(Increase) decrease in receivables	(28)	(82)
(Increase) decrease in inventories	66	(99)
Increase (decrease) in trade payables	48	53
Increase (decrease) in liabilities for employee benefits and incentive pay	(55)	(44)
Other items, net	(47)	69

Net cash provided by operating activities	732	609

Cash flows from investing activities
Additions to properties and equipment	(518)	(389)
Proceeds from sale of assets and investments	202	322
Investments in joint ventures	(40)	--
Additions to capitalized software	(11)	(16)
Other items, net	32	(11)

Net cash (used in) investing activities	(335)	(94)

Cash flows from financing activities
Net increase (decrease) in commercial paper, credit facility and other borrowings	(22)	(50)
Dividends paid to stockholders	(147)	(144)
Treasury stock purchases	(382)	--
Proceeds from stock option exercises and other items	103	93

Net cash provided by (used in) financing activities	(448)	(101)

Effect of exchange rate changes on cash and cash equivalents	--	1

Net change in cash and cash equivalents	(51)	415

Cash and cash equivalents at beginning of period	939	524

Cash and cash equivalents at end of period	$888	$939

EASTMAN CHEMICAL COMPANY – EMN	January 24, 2008
5:00 PM EDT

TABLE 8 – SELECTED BALANCE SHEET ITEMS

	December 31,	December 31,
(Dollars in millions)	2007	2006

Current Assets	$2,273	$2,422

Net Properties	3,082	3,069

Other Assets	640	682

Total Assets	$5,995	$6,173

Payables and Other Current Liabilities	$1,030	$1,056

Borrowings	1,607	1,592

Other Liabilities	1,264	1,496

Stockholders’ Equity	2,094	2,029

Total Liabilities and Stockholders’ Equity	$5,995	$6,173